CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is entered into by and between Sonora Resources Corp. (the “Company”) and Mark E. Scott  (the Consultant”) as of June 15, 2011 (the “Effective Date”).

1.           Consulting Relationship.  During the term of this Agreement, Consultant shall serve as the Company’s Chief Financial Officer and shall perform the customary duties and responsibilities implied by such position including, without limitation, such duties and responsibilities set forth in Exhibit A attached hereto, subject to the power and authority of the Board of Directors of the Company (“Board”) to overrule actions of officers of the Company (collectively, the “Services”).  In such capacity, Consultant shall report directly to the Board and the Chief Executive Officer.  It is expected that Consultant shall devote such time and business efforts as is customary, reasonable and incident to the position of Chief Financial Officer of a business such as the Company, including without limitation, performance of the Services.  Consultant represents that Consultant has the qualifications, the experience and the ability to properly perform the Services.  Consultant shall use Consultant’s best efforts to perform the Services such that the results are satisfactory to the Company.

2.           Fees.  As consideration for the Services to be provided by Consultant the Company shall pay to Consultant the amounts specified in Exhibit B attached to this Agreement at the times specified therein.  Consultant shall invoice the Company for all fees incurred, and such fees shall be paid, in arrears, within ten (10) days of the Company’s receipt of each invoice.

3.           Expenses.  Consultant shall not be authorized to incur any expenses on behalf of the Company or incur any expenses itself that Consultant expects Company to reimburse Consultant for without the Company’s prior consent, which consent shall be evidenced in writing for any expenses in excess of $500 per month.  As a condition to receipt of reimbursement, Consultant shall be required to submit to the Company reasonable evidence that the amount involved was expended and related to Services provided under this Agreement.  In certain circumstances, as detailed on Exhibit B hereto, the Company shall advance expenses to the Consultant for pre-approved expenditures made by the Consultant on the Company’s behalf, and the Consultant shall upon incurring such expenses provide to the Company reasonable evidence that the amount involved was expended and related to the Services provided hereunder.

4.           Term and Termination.  This Agreement will commence on the Effective Date and will continue for twelve (12) months (the “Initial Term”) or until termination as provided below.  At the end of the Initial Term the parties shall agree as to the renewal terms of this Agreement in writing. Either party hereto may terminate this Agreement upon thirty (30) days prior written notice to the other party. Either party may terminate this Agreement for material breach by the other party which is not cured after fourteen (14) days written notice to the breaching party.  Upon termination of this Agreement, all rights and duties of the parties toward each other shall cease except: (i) that the Company shall be obliged to pay, within thirty (30) days of the effective date of termination, all amounts owing to Consultant for Services performed prior to the termination date and related expenses, if any, in accordance with the provisions of Sections 2 and 3; provided that if there is a dispute as to the amount owed to Consultant, the Company shall pay within such thirty (30) day period the undisputed amount, and the parties will work together in good faith to determine the amount owed; and provided further that if the parties cannot agree on the amount owed within forty-five (45) days after the effective date of termination, the parties will jointly select an arbitrator to resolve such dispute, and the judgment of such arbitrator shall be final and binding on the parties; and (ii) Sections 6, 8, 10(d) and 10(g) shall survive termination of this Agreement.

5.           Independent Contractor.  Consultant’s relationship with the Company will be that of an independent contractor and not that of an employee.

(a)           Method of Provision of Services.  Consultant shall be solely responsible for determining the method, details and means of performing the Services.  Consultant may, at Consultant’s own expense, employ or engage the service of such employees or subcontractors as Consultant deems necessary to perform the Services required by this Agreement (the “Assistants”).  Such Assistants are not the employees of the Company and Consultant shall be wholly responsible for the professional performance of the Services by his Assistants such that the results are satisfactory to the Company.

(b)           No Authority to Bind Company.  Neither Consultant, nor any partner, agent or employee of Consultant, has authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

(c)           No Benefits.  Consultant acknowledges and agrees that Consultant (or Consultant’s employees, if Consultant is an entity) will not be eligible for any Company employee benefits and, to the extent Consultant (or Consultant’s employees, if Consultant is an entity) otherwise would be eligible for any Company employee benefits but for the express terms of this Agreement, Consultant (on behalf of itself and its employees) hereby expressly declines to participate in such Company employee benefits.

(d)           Withholding and Taxes.  Consultant shall have full responsibility for applicable withholding taxes for all compensation paid to Consultant, its partners, agents or its employees under this Agreement, and for compliance with all applicable labor and employment requirements with respect to Consultant’s self-employment, sole proprietorship or other form of business organization, and Consultant’s partners, agents and employees, including state worker’s compensation insurance coverage requirements and any US immigration visa requirements.

(e)           Work for Others.   The Company acknowledges, recognizes, and agrees that, subject to the provisions of Section 7 hereto, the Consultant may perform services for other persons, clients, or businesses.

6.           Proprietary Information.  The Company acknowledges, recognizes, and agrees that the Consultant is being retained by the Company, in part, because of the Consultant’s knowledge of and contacts in the investment community, business development community and related services.  The Company further acknowledges that this proprietary information is and shall remain the property of the Consultant, and the Company represents, warrants and covenants that it will make no claim that such information is or will become the Company’s intellectual property by virtue of the relationship between the parties which arises from this Agreement or applicable law.

7.           Consulting or Other Services for Competitors.  Consultant represents and warrants that Consultant does not presently perform consulting or other services for, or engage in an employment relationship with, companies who businesses or proposed businesses in any way involve products or services which are competitive with the Company’s products or services, or those products or services proposed or in development by the Company during the term of the Agreement (except for those companies, if any, listed on Exhibit C attached hereto).  If, however, Consultant decides to do so, Consultant agrees that, in advance of accepting such work, Consultant will promptly notify the Company in writing, specifying the organization with which Consultant proposes to consult, provide services, or become employed by and to provide information sufficient to allow the Company and Consultant to mutually and collectively determine if such proposed work will conflict with the terms of this Agreement, the interests of the Company or further services which the Company might request of Consultant.  If both the Consultant and Company, after a reasonable review, determine such proposed work will compromise the Consultant’s ability to perform under this Agreement the Company may elect to terminate this Agreement by giving notice to the Consultant as provided hereunder.

8.           Confidentiality; Non-Disclosure; Non-Solicitation.  Consultant shall not, during or after the term of his engagement, directly or indirectly, use, disseminate, or disclose to any person, firm, or other business entity for any purpose whatsoever, any Confidential Information, including information not generally known in the industry in which the Company is or may be engaged which was disclosed to Consultant or known by Consultant as a consequence of or through his consulting relationship with the Company.  This includes information regarding and relating to the Company’s services, pricing and clients, and also includes information relating to purchasing, accounting, marketing, and merchandising.  Consultant shall hold in a fiduciary capacity for the benefit of the Company all Confidential Information described herein, during the term of this Agreement, which may be directly or indirectly useful in or related to the business of the Company or its affiliates, or may be within the scope of its or their business. Notwithstanding this Section 8, with the prior written consent of the Company, the Consultant may use Company information for the Consultant’s marketing and other promotional materials.

Except as required by law, neither Consultant nor any of Consultant’s employees, officers, agents or advisors shall issue any press release or make any other public statement relating to this Agreement, any work done under this Agreement or any of the transactions contemplated by this Agreement without obtaining the prior written approval of Company as to the contents and the manner of presentation and publication of such press release or public statement.

Upon the termination of this Agreement, or upon Company’s earlier request, Consultant will deliver to the Company all devices, records, data, disks, computer files, notes, reports, proposals, lists, correspondence, materials, equipment, other documents or property, reproductions of any aforementioned items developed by Consultant pursuant in the performance of the Services to the Company, or Confidential Information that Consultant may have in Consultant’s possession or control.

While providing Services to the Company, Consultant shall not divert or attempt to divert (by solicitation or other means), whether directly or indirectly, the Company’s customers for the purpose of inducing or encouraging them to sever their relationship with the Company or to solicit them in connection with any product or service competing with those products and services offered and sold by the Company.  Also, to the fullest extent permissible under applicable law, following termination of this Agreement for any reason, Consultant agrees not use any of the Company’s Confidential Information to directly or indirectly divert or attempt to divert (by solicitation or other means) the Company’s customers for the purpose of inducing or encouraging them to sever their relationship with the Company or to solicit them in connection with any product or service competing with those products and services offered and sold by the Company.

To the fullest extent permissible under applicable law, Consultant agrees that both during the period of this Agreement and for a period of two (2) years following termination of this Agreement, Consultant shall not take any action to induce employees or independent contractors of the Company to sever their relationship with the Company and accept an employment or an independent contractor relationship with any other business.   However, this obligation will not affect any responsibility Consultant may have as an employee of the Company with respect to the bona fide hiring and firing of Company personnel.

For purposes of this Agreement, “Confidential Information” means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customers, customer lists, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, in addition to financial, accounting, statistical, marketing and personnel information of the Company and/or its customers or other third-parties or other business information disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of parts or equipment.

9.           Conflicts with this Agreement.  Consultant represents and warrants that neither Consultant nor any of Consultant’s partners, employees or agents is under any pre-existing obligation in conflict with or in any way inconsistent with the provisions of this Agreement. Consultant represents and warrants that Consultant’s performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Consultant in confidence or in trust prior to commencement of this Agreement. Consultant warrants that Consultant has the right to disclose and/or or use all ideas, processes, techniques and other information, if any, which Consultant has gained from third parties, and which Consultant discloses to the Company or uses in the course of performance of this Agreement, without liability to such third parties.  Consultant will not knowingly infringe upon any copyright, patent, trade secret or other property right of any former client, employer or third party in the performance of the Services required by this Agreement.

10.           Miscellaneous.

(a)           Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the parties.

(b)           Sole Agreement.  This Agreement, including the Exhibits hereto, constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

(c)           Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, 48 hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below, or as subsequently modified by written notice.

(d)           Choice of Law.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Nevada, without giving effect to the principles of conflict of laws.

(e)           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(f)           Counterparts.  This Agreement may be executed and delivered in counterparts or electronically, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

(g)           Arbitration.   Any dispute or claim arising from or relating to this Agreement will be finally settled by binding arbitration in Clark County, Nevada, in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules then in effect.  The arbitrator shall apply Nevada law, without reference to rules of conflicts of law (for the purpose of applying another jurisdiction’s law) or rules of statutory arbitration, to the resolution of any dispute.  Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision.

(h)           Advice of Counsel.  EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT.  THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

COMPANY:
Sonora Resources Corp.

By:__________________________________
Name: Juan Miguel Ríos Gutiérrez
Title: Chief Executive Officer

Address:
Cerro del Padre # 11
Rinconada de los Pirules
Guadalupe, Zacatecas
Mexico, 98619
CONSULTANT: Mark E. Scott By:_____________________________________ Name: Mark E. Scott Title: N/A Address: _______________________ _______________________

EXHIBIT A

DESCRIPTION OF CONSULTING SERVICES

Description of Services and Deliverables	Schedule/Deadline

1.

EXHIBIT B

COMPENSATION

Check applicable payment terms:

[X]           For Services rendered by Consultant under this Agreement, the Company shall pay Consultant a flat fee of $ 4,000 per month.

[ ]	For Services rendered by Consultant under this Agreement, the Company shall pay Consultant at the rate of $____________ per month, payable within ten (10) days of invoice.

[ ]	For Services rendered by Consultant under this Agreement, the Company shall pay Consultant at the rate of $____________ per hour, payable within (10) days of invoice.

[ ]
For Services rendered by the Consultant in connection with the transaction related to the issuance by the Company of debt or equity securities the consummation of which yields to the Company net proceeds of greater than [INSERT DOLLAR AMOUNT]; Consultant shall, upon the closing of such transaction, be paid a one-time bonus of [X%] of such net proceeds.

[X]	Consultant is authorized to incur the following expenses, and such expenses shall be reimbursed by the Company to the Consultant.

Hiring a Bookkeeper of Consultant’s choosing at $500 per month

[X]           Other: Stock:  $3,000 in shares of the Company’s restricted common stock per month, vesting quarterly, pursuant to a Restricted Stock Award Agreement.

Unless the shares of Common Stock have been registered under the Securities Act on Form S-1 or Form S-3, all certificates representing shares shall bear on the face thereof substantially the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION OF SUCH SECURITIES.  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS, (II) IN COMPLIANCE WITH RULE 144 UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR (III) UPON THE DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/ OR COMPLIANCE IS NOT REQUIRED.

EXHIBIT C

LIST OF COMPANIES AND PROJECTS
EXCLUDED UNDER SECTION 7

___	Conflicts described below

X	No conflicts

___	Additional Sheets Attached

Signature of Consultant:___________________________

Print Name of Consultant:__________________________

Date:__________________________________________